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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                                 October 11, 1996



Excel Realty Trust, Inc.
16955 Via Del Campo
Suite 110
San Diego, California  92127

         Re: EXCEL REALTY TRUST, INC. REGISTRATION STATEMENT ON FORM S-3 - 121,388 SHARES OF COMMON STOCK, PAR VALUE - $.01 PER SHARE

Ladies and Gentlemen:

         In connection with the registration of 121,388 shares of Common Stock, par value $.01 per share (the "Stock"), under the Securities Act of 1933, as amended (the "Act"), by Excel Realty Trust, Inc., a Maryland corporation (the "Corporation"), on the Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about October 11, 1996, you have requested our opinion with respect to the matters set forth below.

         We have acted as special Maryland corporate counsel for the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization, issuance and sale of the Stock and for purposes of this Opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed. We have examined the Articles of Amendment and Restatement of the Corporation filed on May 23, 1995 with the State Department of Assessments and Taxation of Maryland (the "Charter"), the By-Laws of the Corporation and certain actions taken by the Corporation's Board of Directors and stockholders, including relevant authorizations and approvals. In addition, we have examined copies of a certain Distributor's Warrant Purchase Agreement, dated as of April 1, 1993, and a certain Distributor's Warrant Purchase Agreement, dated as of April 17, 1993, each by and between the Corporation and a third party warrant purchaser (individually and collectively, the "Warrant Purchase Agreement"). We have assumed that the warrants (the "Warrants") pursuant to which the Stock is to be issued are, and at the time of issuance of the corresponding shares of Stock will be, validly issued pursuant to the terms of the Warrant Purchase Agreement to the Selling Stockholders named in the Registration Statement, and that such Warrants have not been and will not be issued or transferred to the holder thereof in violation of the restrictions or limitations contained in the Charter. We have also examined such laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this Opinion.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing the instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that each certificate submitted to us is true and accurate, both when given and as of the date hereof.
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BALLARD SPAHR ANDREWS & INGERSOLL

Excel Realty Trust, Inc.
October 11, 1996
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         Based on the foregoing and subject to the assumptions and
qualifications set forth herein, it is our opinion that, as of the date of this letter, the Stock has been duly authorized and will, upon payment of the consideration provided for under the terms of the Warrants and issuance and delivery thereof in accordance with, and subject to, the terms and conditions otherwise described in the Warrant Purchase Agreement and the Registration Statement, be validly issued, fully paid and non-assessable.

         We consent to your filing of this Opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters".

         We are qualified to practice law in the State of Maryland and do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

         The opinions expressed in this letter are solely for your use and may not be relied upon by any person without our prior written consent.

                                             Very truly yours,

                                             Ballard Spahr Andrews & Ingersoll